SPIN-OFF AGREEMENT

THIS SPIN-OFF AGREEMENT (this “Agreement”) is entered into as of this 18 day of November, 2014, by and among Gold Torrent, Inc., a Nevada corporation (the “Company” or “Seller”) and David Strebinger, an individual (“Buyer”), each a “Party” and collectively the “Parties”, upon the following premises:

BACKGROUND

WHEREAS, on September 10, 2013, certain stockholders of the Company entered into stock purchase agreements with certain purchasers (collectively, the “Purchasers”) pursuant to which the Purchasers purchased an aggregate of 12,824,875 shares of the Company’s common stock for the aggregate amount of $275,000 (the “Purchase Agreement”);

WHEREAS, the Purchase Agreement also contemplated Buyer and the Company entering into an agreement to affect the spin-off of the Company’s pre-Purchase Agreement operations, assets and liabilities to the Buyer; and

WHEREAS, the Company desires to sell and transfer to Buyer and Buyer desires to purchase and acquire from Seller, the Assets (as defined below), on such terms and subject to the conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, warranties and covenants set forth herein, the Parties hereto hereby agree as follows:

1. Purchased Assets. Seller hereby sells, assigns, transfers, conveys and delivers to Buyer ON AN “AS IS” “WHERE IS” BASIS, and Buyer hereby accepts and purchases, all of Seller’s right, title and interest in and to all intellectual property associated with the pre-Purchase Agreement business of the Company, including, without limitation, all domain names, programming code and mobile technology platforms (the “Assets”).

2. Assumption of Liabilities.

(a) As consideration for the purchase of the Assets, Buyer hereby assumes, and agrees to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations in relation to the Assets including all accounts payable and accrued liabilities, accrued expenses, deferred revenues and notes payable (including those notes payable to the Buyers) existing on the date hereof (the “Assumed Liabilities”). Seller also agrees to assign any and all claims, causes of action, and affirmative defenses which it ever had, now has, or hereafter may have, whether currently known or unknown relating to the Assumed Liabilities to Buyer.

(b) As further consideration for the purchase of the Assets, Buyer hereby assumes, and agrees to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations in relation to the Assets (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including (a) all liabilities of Seller for transfer, sales, use, and other non-income taxes arising in connection with the consummation of the transactions contemplated hereby, and (b) all liabilities and obligations of Seller under the agreements, contracts, leases, licenses, and other arrangements referred to in the definition of Assets, including but not limited to any claims, debts, expenses, liabilities, and claims or legal fees whatsoever associated with or incurred as a result of such Assumed Liabilities (collectively, the “Assumed Liability Expenses”), and that Buyer will forever indemnify and hold harmless the Company against such Assumed Liabilities and any Assumed Liability Expenses following the closing.

3. Further Assurances. Seller hereby covenants that it will, whenever and as reasonably requested by Buyer and at Seller’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as Buyer may reasonably require in order to complete, insure and perfect the transfer, conveyance and assignment to Buyer of all the right, title and interest of Seller in and to the Assets.

4. Seller Makes no Representations or Warranties. Seller’s interest in the Assets and obligations under the Assumed Liabilities are being acquired and assumed by the Buyer on an AS IS WHERE IS basis and the Seller makes no representations as to the Assets, the Assumed Liabilities or any other matter.

5. Confidential Information. The Company shall use its commercially reasonable efforts to insure that all confidential information which the Company or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants (each, a “Company Party”) may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Buyer and/or, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them; provided, however, that the restrictions of this sentence shall not apply (i) as may be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iii) to the extent the information shall have otherwise become publicly available, through no improper action of any Company Party.

6. Miscellaneous.

(a) Since a breach of the provisions of this Agreement could not adequately be compensated by monetary damages, any Party shall be entitled, in addition to any other right or remedy available to him, her or it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the Parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

(b) The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive any delivery of the consideration described herein.

(c) This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each Party.

(d) The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

(e) If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(f) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

(g) All representations, warranties and agreements in this Agreement shall survive the closing until the expiration of the applicable statute of limitations.

(h) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Nevada, without regard to the conflicts of law principles thereof.

(i) This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes in its entirety any other agreement relating to or granting any rights with respect to the subject matter hereof.

(j) Each Party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting Party shall not be applied in the interpretation of this Agreement to favor any Party against the other. In this Agreement, the word “include”, “includes”, “including” and “such as” are to be construed as if they were immediately followed by the words, without limitation.

(k) In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

BUYER:

/s/ David Strebinger

SELLER:

Gold Torrent, Inc.

By:	/s/ Ryan Hart
Name:	Ryan Hart
Title:	President